Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 21, 2022, with respect to the financial statements of Talcott Resolution Life Insurance Company DC Variable Account - I, included herein, and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the registration statement No. 033-19947, Post-Effective Amendment No. 41, on Form N-4.

/s/ KPMG LLP

Boston, Massachusetts

April 27, 2022